Exhibit 99.2

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

ANALOG DEVICES, INC.

Moderator: Ali Husain

June 9, 2014

8:00 a.m. ET

Operator:	Good morning. My name is (Regina) and I will be your conference facilitator. At this time, I would like to welcome everyone to the Analog Devices conference call. All lines have been placed on mute to prevent any background noise.

After the opening remarks, there will be a question and answer period. Please limit yourself to one question to ensure that management has adequate time to speak to everyone. If you would like to ask a question at that time, simply press star, then the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. Thank you.

Mr. Husain, you may begin your conference?

Ali Husain:	Yes, good morning, everyone and thank you for joining the call to discuss Analog Devices’ pending acquisition of Hittite Microwave Corporation. As you likely have seen, today we announced that we have entered into a definitive agreement for Analog Devices to acquire Hittite Microwave Corporation for $78 per share in cash.

Please note that we have published a presentation that will be used in connection with today’s call. It is available on our investor page at investor.analog.com and I’d encourage you to find the investor presentation at the investor page and download it for today’s presentation.

With me today from ADI are Vincent Roche, ADI’s president and CEO; Dave Zinsner, ADI’s vice president of finance and CFO; and Maria Tagliaferro, ADI’s director of corporate communications. And we’re also extremely pleased to have with us this morning Hittite CEO, Mr. Rick Hess.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

We plan to run today’s call for one hour. In the first part of the call, we will have Vince and Dave provide you with their prepared remarks. And in the second part of the call, we’ll open up the lines for investor Q&A. I would ask that you limit yourselves to one question so that we can get to all of today’s callers.

Before we begin today’s call, please note that the information we’re about to discuss, including expected timing and completion of the proposed transaction and the financial impact to ADI and other anticipated benefits of the transaction, includes forward-looking statements. These forward-looking statements include risks and uncertainties, including but not limited to those described in the press release that we issued this morning announcing the transaction and those described in our form 10-Q filed on May 20th and those described in Hittite’s form 10-Q filed on May 6th.

Our actual results could differ materially from the forward-looking information that’s provided on this call. Subsequent events and developments may cause our outlook to change and except as otherwise required by law, we do not undertake any obligation to update the forward-looking statements made by us today to reflect subsequent events or circumstances. Therefore, this conference call will include time sensitive information that may be accurate only as of the date of the live broadcast, which is June 9th, 2014.

As I mentioned earlier, we have published a presentation that will be used in connection with today’s call. It’s available on our investor website at investor.analog.com. And at this point, I’d like to ask you to turn to page three of the presentation so that we may begin.

And with all that, I’ll turn the call over to Vince for his opening remarks.

Vincent Roche:	Thanks, Ali. And thanks, everyone, for joining today’s call. Let me first say how excited we are at ADI to welcome Hittite to our family. We believe the combination of ADI and Hittite has compelling benefits for our customers, strengthens our position as a leader in high performance (signal) processing and delivers the superior financial performance that shareholders have come to expect from ADI.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

Our offer price of $78 per share represents an enterprise value of approximately $2 billion. We believe this is an attractive valuation for a company with high growth potential in key markets, as well as a number of compelling synergies that will drive value for our shareholders. This is an all-cash transaction, which we expect will be accretive to our bottom line on a non-GAAP basis. More importantly, it is the technology fit with ADI and the growth opportunities we create together, which I’ll explain in a moment, that provided the strategic rationale for this deal.

As is typical, the transaction is subject to regulatory clearance and other customary closing conditions. We expect the transaction to close near the end of our third fiscal quarter.

Now, let’s turn to page four of the presentation. When you consider our key strategies, you’ll see that Hittite fits right in. ADI has focused on innovating and technologies that sense, condition, process and convert real-world signals from analog to digital and back. We have leveraged our technology to diversify across the industrial, communications infrastructure and automotive end markets. All of these efforts are focused on an end goal of accelerating growth while continuing to maintain financial excellence.

Turning now to page five of the presentation, by combining the portfolios and expertise of both ADI and Hittite, ADI will be able to serve our customers with technology capable of converting the entire frequency spectrum, including RF, microwave and millimeter wave, which I’ll describe from hereon as high-performance RF and microwave. We believe this capability meaningfully differentiates ADI.

From a growth perspective, this transaction expands product offerings and our key end markets and allows us to address new opportunities. Ubiquitous connectivity is a significant trend across our key markets of industrial, communications infrastructure and automotive applications, which together now represent 89 percent of ADI’s revenue.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

The value of Hittite’s innovation is evident in their strong profit margins and cash flow. As we — and we fully expect this transaction will have a positive effect on our performance and be accretive to ADI revenue, margins and EPS on a non-GAAP basis.

Let’s go now to page six, where I’d like to discuss Hittite in more detail. As I said, Hittite’s strategy has been to concentrate on high-performance RF and microwave applications. The company’s history in defense and aerospace applications has given them a very strong base supplying very high performance devices to mission critical applications. Their focus on creating high-performance solutions mirrors our own approach.

Hittite operates as a fabless company with specialized assembly and test capabilities, which we expect will be complemented by ADI’s global manufacturing infrastructure comprised of both internal and external operations. Hittite has approximately 500 employees. Seventy percent work at Hittite’s headquarters in Chelmsford, Mass., which is very close to ADI corporate headquarters, and even closer to our design and manufacturing facilities in Wilmington, Massachusetts. The remaining staff and product design, sales and technical support reside in key geographies around the world.

On page seven, you can see how the addition of Hittite will significantly increase our presence across the entire frequency spectrum, primarily by expanding into microwave and millimeter wave applications. We believe that Hittite is an outstanding supplier in portions of this market with a significant product and technology capability and a very strong engineering (team).

Hittite’s product focus is highly complementary to our own. They offer over a thousand standard products, covering a broad range of high-performance RF and microwave applications, many of which are shown on this chart. We believe that customers will see an immense benefit to having ADI as a supplier capable of addressing the entire frequency spectrum from the antenna to the digital domain, or as we say at ADI, all the way from antenna to bits and back. This chart illustrates the diversity of applications, which also translates into a broad range of customers.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

Now, let’s turn to page eight. We view the RF and microwave opportunity as a large market that gives us the potential for high growth. Hittite has done a fantastic job of developing a broad-based business with impressive depths of understanding around the technical challenges that our customers face.

ADI’s portfolio addresses a large part of the R.F market already. But as I noted before, Hittite’s RF and microwave capabilities complement our own, round out our product capabilities and expand our addressable market.

So, with that, I’d like to hand it over to Dave for a financial overview.

Dave Zinsner:	Thank you, Vince. Hello everyone. Vince took you through the strong strategic rationale for this deal and now I’ll take you through the mechanics of the transaction and the strong financial performance we expect as a result.

Our offer price of $78 in cash represents an equity value of around $2.5 billion and an enterprise value of approximately $2 billion. We intend to launch the tender offer shortly and expect to close near the end of the third quarter. We plan to finance the transaction with a combination of cash-on-hand and short-term debt financing, which we intend to repay before the end of our fiscal year 2014.

Hittite is a global company serving customers worldwide with substantial international operations, including R&D centers and manufacturing. We intend to combine these international operations with ADI’s significant international organization. This will create operational efficiencies for ADI, as well as allow us to mobilize our global cash reserves to help repay the transaction financing in an efficient manner. It’s also important to note that we remain committed to our previously-stated objective to return to our shareholders an average of 80 percent of our combined free cash flow over the next few years through dividends and share repurchases.

Turning to page 10, we wanted to provide you with a high level overview of what the combined company would’ve looked like on a last-12-month basis, excluding synergies. Hittite has gross and operating margins that actually compare favorably to ADI’s and both companies have a very strong cash flow profile.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

Since we expect this to close near the end of our third quarter, we don’t expect much impact from the transaction this quarter. Therefore, we continue to expect our business to perform in line with the guidance we provided on May 20th, which is for revenue to increase in the range of 1 to 5 percent and for diluted earnings per share, excluding any one-time items, to be in the range of 60 to 64 cents.

In our fourth quarter, our combined gross and operating margins should improve slightly due to Hittite’s higher margin profile. We expect our net interest expense in the fourth quarter to increase by approximately $4 million to approximately $8 million as a result of the low-cost, short-term financing.

Beginning in the first quarter of 2015, we expect total net interest spend to be approximately $5.5 million per quarter once we repay the loan. We expect that our combined tax rate will increase to approximately 15.5 percent in the fourth quarter since Hittite’s tax rate is around 34 percent. Over the next two years, we expect our combined tax rate to gradually decline to around 13 to 14 percent as we integrate Hittite into our worldwide operations.

Based on all of this, we expect that Hittite — that the Hittite acquisition should be accretive to our non-GAAP fourth quarters earnings by about 4 to 6 percent. Over time, we expect the earnings accretion percentage on a non-GAAP basis to accelerate into the high single digits in 2015 and to the mid-teens in 2016 as we begin to more fully realize the advantages of the acquisition.

In keeping with the strategic rationale for acquiring Hittite, we expect revenue synergies over the long term. However, we believe we have been taking a conservative approach by excluding them from today’s discussion of these accretion numbers.

Now, turning to page 11, we presented a pro forma breakout of what our combined companies look like on a pre-acquisition basis. As you can see, this transaction adds meaningful scale to our industrial and communications

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

infrastructure businesses. Additionally, our combined capability in amplifiers and RF significantly scale the revenue in that strategic product category to nearly $1 billion.

So, now I’ll turn the call back over to Vince as we move on to page 12 of the presentation.

Vincent Roche:	Thanks, Dave.

So, we’re very excited at ADI about this acquisition and we believe that the breadth of ADI’s and Hittite’s product technology will enable ADI to serve new and existing customers with a full range of differentiated and very valuable technology.

Importantly, as you’ve heard me say many times, ADI sets a very high bar when considering technology investments and Hittite far exceeds that bar. We have long admired Hittite for their technology, financial performance and strong engineering culture, and I am confident our customers will agree that ADI’s acquisition of Hittite will be a source of enabling innovation for them long into the future.

So, with that, I’ll open it up to questions and answers.

Ali Husain:	Operator, can we get to the Q&A, please?

Operator:	For those participating by telephone dial-in, if you have a question, please press star and the number one on your phone. If your question has been answered and you wish to be removed from the queue, please press the pound key. If you are listening on a speakerphone, please pick up the handset when asking your question. We’ll pause for just a moment to compile the Q&A roster.

Our first question will come from the line of John Pitzer with Credit Suisse. Please go ahead with your question.

John Pitzer:	David, you talked about not putting revenue synergies into your accretion analysis on the deal, which I guess near-term makes sense. But I’m kind of

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

curious — as you think about this asset relative to ADI’s core growth rate, what do you — how accretive do you think this could be to top line growth over time?

Dave Zinsner:	Well, when we did the analysis, obviously that was a key strategic rationale to bend the growth curve. We think that Hittite already probably grows a little bit above our corporate growth rate and we think we can dramatically accelerate it with the combined acquisition. Do you want to…

Vincent Roche:	Yes, so this is Vince here. You know, we look at this opportunity and we believe that the RF and microwave market can grow, you know, over time in the — kind of the mid-single to high-single digit area. And it’s our sense that the combination of both companies can, you know, drive market share growth.

So, I think overall, just given everything that’s happening kind of at the — at the macro level, in terms of importance or RF and microwave technology, it’ll be a good growth space. And, you know, our sense is that we’ll grow above the market and gain share over time.

John Pitzer:	And then Dave, real quickly, you maintained your target on cash returns to investors. How do we think about your U.S. cash balance as you pay for this deal?

David Zinsner:	Probably will be not dramatically changed post the deal.

John Pitzer:	Perfect. Thanks, guys.

Operator:	Your next question will come from the line of Jim Covello with Goldman Sachs. Please go ahead.

Jim Covello:	Congratulations on the announcement. I guess, Dave, you had referenced being able to take advantage of your overseas cash position to repay the debt in an efficient manner. Is that — is that a function of maybe the short-term financing that you’re doing to pay for the deal, borrowing overseas and then being — you being able to use some of the overseas cash to repay that financing? Is that the idea there?

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

David Zinsner:	Yes, most of the details will be discussed in the tender offer, which should be filed in the next few days. But I would tell you that, you know, our sense is that we can utilize our global cash, given the international operations of ADI coupled with fairly good international business presence that Hittite has; you know, we’ll be able to do things fairly efficiently.

Jim Covello:	OK, thanks. I think you had asked us to stick with one question, so I’ll leave it there. Thank you.

David Zinsner:	Thanks.

Operator:	Your next question will come from the line of (Avec Aria) with Bank of America Merrill Lynch. Please go ahead.

(Avec Aria):	Thanks for taking my question. Actually, just, you know, one clarification and a question. On the clarification, any comments on cost synergies and any regulatory approvals that might be required? And then my bigger question, again, going back to revenue, for Hittite, sales growth was roughly flattish in 2012; it was up about 4 percent last year. And I think (consensus) has been growing at an 8 to 9 percent pace. And I’m wondering how much of the Department of Defense exposure is there for the company and is 8 to 9 percent, you know — what (consensus is taking it). Is that the right kind of growth rate to (bake) for Hittite over the next few years? Thank you.

David Zinsner:	That’s quite a one question, but I’ll take the first two and then I will give Rick the military exposure. From a synergy perspective, we obviously do expect OPEX synergy and cost of sales synergy — that’s built into our belief that we can get into the high single digits in terms of accretion in 2015 and into the mid-teens by 2016. Most of the early OPEX synergy is going to come from the fact that we are — no longer have to have Hittite as a public company and our belief that we can bring down the tax rate over time.

We’re also on a go-forward basis, given the kind of global operations that Hittite has, we think we can get more synergies in 2016. And so, that’s built into the kind of mid-teens accretion; plus we do think we can bring down the tax rate further in 2016, which will help out, as well.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

On a regulatory basis, there are a couple of locations that are going to require regulatory approval, but we don’t expect those to be an impediment to closing this deal in a timely fashion.

Rick Hess:	This is Rick. I’ll try and answer your other question. So, you’re right — we grew 4 percent last year. We are looking for much more significant growth this year. That’s driven largely by the size of your infrastructure market. However, our military business will grow this year, as well. We have some major module programs that we operate in the military business and we do see growth in them, both this year as well as over time.

So, military typically represents between 20 and 30 percent of our total revenue. So, it does influence our business. But again, we see that as a positive growth for this year.

(Avec Aria):	Thank you.

Operator:	Your next question will come from the line of Steve Smigie with Raymond James. Please go ahead.

Steve Smigie:	Hello, I’m speaking for Steve. I was wondering if you’ve given any thought into Hittite’s Gallium Nitride business and if you see any significance in that going forward.

Rick Hess:	Yes. This is Rick again. Gallium Nitride is a significant piece, we think, in the future of our growth. So, it is a small piece of our revenue today. But we do see that as a growing piece of the business and we will continue to drive in the Gallium Nitride area.

Steve Smigie:	OK. Thank you.

Operator:	Your next question will come from the line of Romit Shah with Nomura. Please go ahead.

Romit Shah:	Thanks and congrats on the deal; you know, makes a lot of sense. I was just wondering if you guys could share, you know, why you decided to do the deal now. Hittite’s been around for a while. Is this — have you guys had conversations about this in the past and you just came to valuation? Or, you know, is it something else?

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

Vincent Roche:	Well, Romit, we have conversations a lot at the company about our options, both organically and inorganically. You know, I think when you look at — the market is very well-positioned for growth in future. We already have, inside ADI, an RF and microwave business that, you know, we’re very, very excited about that we’ve been investing in organically.

I think as well, when you look at what customers are dealing with, in terms of, you know, just increasing complexity and the speed at which they have to deliver innovation, I think there’s a terrific opportunity for a company like ADI and our position and our connection to many of the customers in the market that we really care about here to just bring more and more of the solution (to bear).

So, you know, the timing is good. I think there’s a lot of growth left in these markets and, you know, I think the combination of these two pieces will position ADI well into future to grab market share, and just to do a great job at doing what we do well, which is innovate around this signal processing space. And this deal, of course, is very, very synergistic. It expands our reach and our capabilities and I think our customers are going to be very, very excited about it.

Romit Shah:	Terrific. Thank you.

Operator:	Your next question will come from the line of Doug Freedman with RBC. Please go ahead.

Dough Freedman:	Great. Thanks for taking my question, guys, and congratulations on the deal. Looks…

(Rick Hess):	Thank you.

Doug Freedman:	Like it’s quite cash flow accretive, as well. Looking — focusing on the cash flow side of the equation, I’ll ask a two-part question here. One is do you see any synergies on the CAPEX side, in terms of what’s needed? Do I add the

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

two CAPEX numbers together? Are there synergies there? And then is there any impact here on the way in which you guys would approach your buyback as a result of the deal?

David Zinsner:	I’ll take the first one first — second one first. The buyback — no change to how we approach the buyback. We continue to think that’s a good way of augmenting the dividend, in terms of returning 80 percent of our free cash flow. It is going to be opportunistic in terms of the timing. But we continue to be committed to that program.

As far as the CAPEX goes, Hittite is fabless and we expect to maintain their foundry relationships. So, I wouldn’t expect too much change in CAPEX. However, we’ll — you know, there’s — obviously, we spent the money in terms of lab equipment and software and so forth. So, there’s probably, you know, some operational benefits from a CAPEX perspective. But I’m going to guess that it won’t change the CAPEX number next year too significantly.

Ali Husain:	Thanks, Doug. And we’ll move on to our next question, operator.

Operator:	Your next question will come from the line of Stacy Rasgon with Bernstein

Stacy Rasgon:	My question. I wanted to talk about potential revenue overlap. So, you mentioned obviously you have a pretty big — or you have a decent sized RF and microwave business (also today). How carefully were you able to scrub the different product portfolios of both companies, then? How deep were you able to go to show that there’s limited to no product overlap in the business?

Vincent Roche:	Well, you know, we’ve spent obviously a lot of time trying to figure out the complementarity of the products and technologies. We at the company have been starting to move up the frequency spectrum. But already — Hittite, in fact, if you look at their approach in the world, it starts at much further along, much further up the frequency spectrum and have started to move down.

So, the overlap is actually very, very small. And, you know, we get — Stacy, we get a thousand — more than a thousand products that we can bring through our, you know, the greater channel scale that we have to our customers across the globe. So, I think the complementarity is (terrific). The overlap is quite

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

small and you know, we’ll obviously in the — in the coming months and quarters, we will harmonize the product definition efforts and just get even more clarity about where each of the pieces plays.

I think also it’s worth mentioning that, you know, our strength as a company in the — in the RF and microwave space is really around cellular infrastructure (point-to-point) and automotive, whereas the strength that Hittite has goes deeper into, you know, defense and aerospace, broadband, satellite and, you know, they’ve moved aggressively, as well, over the last couple of years into the infrastructure space. So, I think overall, it’s very complementary from a market portfolio, as well as technology and product portfolio.

Stacy Rasgon:	All right. Thank you. If I could really — if I could squeeze in one more really quick, it — I just wanted to confirm — you guys are saying it’s possible and you have the ability to meet your cash return target and pay off all the debt. Is that possible to do if you don’t get any revenue synergies? Because you say you’re not baking any of those in.

David Zinsner:	Yes, we have not assumed revenue synergies in that modeling.

Stacy Rasgon:	Got it. Thank you guys.

Vincent Roche:	Thank you.

Operator:	Your next question will come from the line of Craig Hettenbach with Morgan Stanley. Please go ahead with your question.

Craig Hettenbach:	Yes, thanks so much. You know, given that Hittite’s margins are already above ADI’s average, are there any things you can still do on that front, in terms of whether it’s leveraging the — your larger size scale or (things) from an end market perspective that you think you could improve margins from here? Or is it best, kind of, (really) around where they are currently?

David Zinsner:	Just on a combined basis, Craig, you mean, or specific to Hittite?

Craig Hettenbach:	Specific to Hittite.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

David Zinsner:	Yes. I mean, obviously we think we have, you know, some operational scale that we can take advantage of as we integrate Hittite into our operation. So, the answer is yes — we do think we can actually improve the cost of manufacturing of Hittite’s parts as it gets kind of integrated into our operations.

Craig Hettenbach:	Got it. Thank you.

Operator:	Your next question will come from the line of Tore Slanderg with Stifel. Please go ahead with your question.

Tore Slanderg:	Congratulations to both management teams here. My question is on the management team — talk a little bit about what’s going to happen there and structurally, is this a business that Rick is going to be running internally?

Vincent Roche:	Yes, that’s a good question. So, you know, there’s a tremendous cultural overlap between the two organizations. We’re both very, very innovation, engineering-centric. So, what we’ve decided to do is ask — we’ve — Rick is going to run both pieces of the business. You know, Rick brings a wealth of experience, of course, from many, many decades, in fact, in the business. So, Rick will run both organizations from the point of closure here.

Tore Slanderg:	Very good. Thank you.

Operator:	Your next question will come from the line of Blayne Curtis with Barclays. Please go ahead.

Blayne Curtis:	Both sides, as well. Maybe you could talk about, Dave, the — you said you had maintained the fab relationships. From a technical perspective, would you be able to move some of these products on a go-forward basis (and turn) obviously (long haul) times and such, but just from a cost perspective on the longer terms, would you continue to have Hittite be fabless, or would there be a mix similar to your own business?

Vincent Roche:	Well, you know, we’ve got to figure all that out, of course. But I think number one, we want to make sure that we have continuity of supply to our customers over the long term. And, you know, make sure that we’ve got the (process) technologies in place without disruption to get the next crop of products out on the market.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

So, Rick, you might have a couple of comments, as well?

Rick Hess:	Yes, there are not a lot of products or a lot of processes that overlap with ADI’s internal capability. So, we will look at that to see where they are. But I don’t expect there’ll be a lot of process overlap. So, we will, for the most part, continue to use our external fabs.

Blayne Curtis:	Thank you.

Operator:	Our final question will come from the line of William Stein with SunTrust. Please go ahead.

William Stein:	Thanks for taking my call. I think there’s — you know, where there’s I think relatively different strategies for the two companies (as in) distribution, and I’m wondering if you can talk about synergies that you might achieve in the channel.

Vince Roche:	Yes, so, you know, ADI — we’ve got a long history of supplying very diverse, you know, products and across many, many markets and all the geographies. And I think one of the strategic benefits here is that, you know, given ADI’s scale, they just — the salesforce scale that we have and the relationships that we’ve got throughout the globe with a very deep and broad footprint of distribution, that’s a tremendous synergy between the — between the two companies.

So, you know, the Hittite products will get the benefit of being able to be distributed broadly through our direct channel, as well as the indirect channel. And obviously over time, we will — you know, we will harmonize how we run the whole thing.

William Stein:	Thank you.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

Ali Husain:	Thanks, Will. So, it looks like pretty — keeping pretty good time here. It’s 8:30 in the morning. And if anybody else has any additional questions and would like to re-queue and ask another question, we can do that. So…

Operator:	Again, to ask a question, please press star one. And your next question will come from the line of Parker Paulin with Wells Fargo Securities. Please go ahead.

Parker Paulin:	Give an overview of (if you) expect overall headcount to change at all?

David Zinsner:	I’m sorry, you came in unclear. Can you repeat the question?

Parker Paulin:	Sorry. Do you expect overall headcount to change at all, following the acquisition?

Vincent Roche:	Well, you know, Hittite is a lean company. And, you know, Rick over time will decide how to — obviously, you know, we’re getting into this combination of the two companies to make sure that we drive growth for the, you know, for the — for ADI. And you know, get the leverage that we expect for the products and technologies that Hittite’s already got in place. So, you know, over time, Rick will figure out, you know, what the strategy is and, you know, obviously what the — what the structure is. But, you know, we’re in this for growth together.

Parker Paulin:	Thanks.

Operator:	Your next question will come from the line of Phil Nuzhdin with First New York. Please go ahead.

Phil Nuzhdin:	Hi, guys. Thank you for taking my question. The first one — could you be a little bit more specific on the regulatory approvals that will be required, specifically if you need approvals in China? And the second question is can you give any color on the process, you know, because it’s part of (an auction) and also what the walk date is for the merger?

David Zinsner:	I’ll have to mainly kind of push you towards the tender offer, which will detail a lot of that stuff. As I said, you know, on the regulatory approval side, it’s

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

relatively modest. We don’t think that it’ll impede the deal at all. On the process side, we actually went to Hittite and to additionally discuss the idea and a process ensued after that. And all the details of that will be in the tender offer.

Phil Nuzhdin:	Great, thank you.

David Zinsner:	Sure.

Operator:	Your next question will come from the line of Stacy Rasgon with Bernstein. Please go ahead.

Stacy Rasgon:	Just one more housekeeping question — how are you going to be booking the revenue in your products splits? Are you going to be splitting it up so we can get a feeling for what the growth of this actually is, or are we going to be folding it into your product in other categories (for new reform)?

David Zinsner:	Yes, from a product perspective, it will go in that — as far as we can tell right now, it’ll go in the amplifier RF bucket; (we’ve since left) that category. And from an end market perspective, obviously, we’ll break it down — the portion of communications infrastructure-related will go into our communications infrastructure business. And the portion that’s military or test and measurement would go into our industrial category. So, we aren’t planning on breaking it out, although we’re — we’ll probably give you a feel for how it’s going over time.

Stacy Rasgon:	Got it. Thanks, guys.

Vincent Roche:	Thank you.

Ali Husain:	All right. So, I think that looks like that was the last caller here. So, thanks everyone for joining us this morning and we’d like to obviously let you know that we are hosting an analyst day on June 17th in New York. We invite you all to tune in for that.

And we’d like to welcome, obviously, the Hittite family to the ADI family and we’ll talk soon. Thanks.

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

Vincent Roche:	Thank you.

Operator:	This concludes today’s Analog Devices conference call. You may now disconnect.

END

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Hittite Microwave Corporation (“Hittite”). At the time the tender offer is commenced, Analog Devices, Inc. (“ADI”) will file with the Securities and Exchange Commission (“SEC”) and mail to Hittite’s stockholders a Tender Offer Statement and Hittite will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement in connection with the transaction. These documents will contain important information about ADI, Hittite, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available. Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by ADI and Hittite through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from ADI or Hittite by contacting ADI’s Director of Investor Relations at Analog Devices, Inc., One Technology Way, Norwood, Massachusetts 02062; telephone: 781-461-3282 or by contacting Hittite’s Chief Financial Officer at Hittite Microwave Corporation, 2 Elizabeth Drive Chelmsford, Massachusetts 01824; telephone: 978-250-3343.

Forward-Looking Statements

This communication contains forward-looking statements, which address a variety of subjects including, for example, the expected timetable for closing of the transaction between ADI and Hittite, the expected benefits and synergies of the transaction, including the effect of the transaction on ADI’s non-GAAP earnings, ADI’s expected product development and technical advances resulting from the transaction, the availability of debt financing for the transaction and ADI’s guidance for the remainder of its fiscal year 2014. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the transaction is subject to the tender of shares by Hittite stockholders representing at least a majority of the outstanding fully-diluted shares; the receipt of regulatory approvals, and other closing conditions, the non-satisfaction of which may delay or prevent the closing of the transaction; higher than expected or unexpected costs associated with or relating to

ANALOG DEVICES, INC.

Moderator: Ali Husain

06-09-14/8:00 a.m. ET

Confirmation # 58177775

the transaction; the expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; Hittite’s business may not be successfully integrated with ADI’s following the closing; and disruption from the transaction may adversely affect Hittite’s relationships with its customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both ADI’s and Hittite’s filings with the Securities and Exchange Commission, including the risk factors contained in each of ADI’s and Hittite’s most recent Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.